LOAN MODIFICATION AND SETTLEMENT AGREEMENT

This LOAN MODIFICATION AND SETTLEMENT AGREEMENT (this “Agreement”) is effective as of the 30th day of December, 2009 (the “Effective Date”), by and between Nexity Bank, an Alabama state banking corporation, (“Nexity”) and First National Bancshares, Inc., a South Carolina corporation (“First National”).

Recitals

WHEREAS, First National borrowed from Nexity a principal amount of up to $15,000,000.00 with an outstanding balance of $9,640,916.66, as evidenced by that certain Promissory Note dated December 28, 2007, executed and delivered by First National to Nexity (the “Note”) and that certain Loan Agreement of even date therewith made by and between First National and Nexity (the “Loan Agreement” and, together with the Note and other documents relating to the indebtedness evidenced by the Note, the “Loan Documents”);

WHEREAS, the Note is secured by, without limitation, that certain Pledge Agreement dated December 28, 2007, executed and delivered by First National to Nexity (the “Pledge Agreement”).  The Pledge Agreement grants to Nexity, without limitation, a security interest in 1,100,000 shares of common stock of First National Bank of the South, a national banking association, as evidenced by Stock Certificate No. 001 for 1,100,000 shares of common stock of such bank (the “Collateral”);

WHEREAS, First National defaulted under the Loan Documents for failure to make payment when due and remains in default under terms of the Loan Documents as of the Effective Date;

WHEREAS, except as provided herein, Nexity does not intend to, and does not, alter, modify or waive any rights available to it by contract or law;

WHEREAS, First National and Nexity desire to amend the Loan Documents as provided herein to provide for a full and final settlement of the Loan (as such term is defined in the Loan Agreement) subject to all of the conditions herein being satisfied; and

WHEREAS, each of the Recitals set forth above are expressly incorporated into the Agreement section of this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           First National waives any rights to contest, and hereby agrees that the indebtedness owed to Nexity by First National pursuant to, without limitation, the Loan Documents, is fully due and owing as of the Effective Date.  First National further represents to Nexity that, as of the Effective Date, First National has no defenses to such indebtedness due under the Loan Documents, and otherwise releases Nexity from any claims related to or arising from the transaction represented by, but not limited to, the Loan.

2.           On the Effective Date, First National shall remit to Nexity via wire transfer $147,827.38 to satisfy interest owed to Nexity as of September 30, 2009.

3.           Nexity hereby forgives and waives demand for interest due from First National to Nexity related to the Loan for the period beginning on October 1, 2009 and ending on December 31, 2009 in the amount of $147,827.38.

4.           Beginning on January 1, 2010 and ending on the date full payment is made hereunder (the “Payment Date”), interest shall accrue on the Loan at a rate of $558.70 per day (“2010 Interest”).  2010 Interest shall be calculated by multiplying $558.70 times the number of days beginning on January 1, 2010 and ending on the Payment Date, inclusive.  The Payment Date shall be the earlier of (i) March 15, 2010 and (ii) the date the Settlement Amount (as defined herein) is received by Nexity.

5.           As settlement for the indebtedness owed pursuant to the Loan and in full satisfaction of the Loan, First National shall pay to Nexity an amount equal to the sum of $3,500,000.00, plus all 2010 Interest on the Payment Date (together, the “Settlement Amount”).

6.           Upon receipt of regulatory approval as stated in Section 11 hereof, First National anticipates that it is owed two federal tax refunds in an amount not less than $3,500,000.00 (together, the “Tax Refunds”), and that the Tax Refunds shall be payable to First National not later than March 15, 2010.  First National agrees to assign the Tax Refunds to Nexity so that the Tax Refunds will be payable directly to Nexity and to execute and deliver any and all documents necessary or appropriate, in Nexity’s discretion, to effectuate such assignment, including without limitation FMS Form 234 and Form 2848 promulgated by the Internal Revenue Service.

7.           First National hereby grants to Nexity a first lien position in the Tax Refunds. Such lien shall be in the amount of $3,500,000.00, and First National hereby agrees to execute and deliver any and all documents necessary or appropriate to perfect and enforce such lien in Nexity’s sole discretion; provided however that this lien shall not be effective unless and until regulatory approval is received as stated in Section 11 hereof.

8.           In the event the Tax Refunds are not successfully assigned or the Tax Refunds are successfully assigned but the amount of the sum of the Tax Refunds is less than the Settlement Amount, First National shall remit to Nexity via wire transfer such funds as are necessary to satisfy the Settlement Amount.  Such wire transfer shall occur on the same day that the Tax Refunds are received by Nexity or First National, as appropriate.  In addition, if Nexity shall receive the Tax Refunds and the amount of the Tax Refunds exceeds the Settlement Amount, Nexity shall remit such excess funds to First National via wire transfer within three (3) business days after such funds are received.

9.           Contemporaneous with the execution of this Agreement, First National shall provide to Nexity copies of all tax returns filed by First National relating to the Tax Refunds.

10.         In consideration of Nexity’s commitments contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, First National, and its employees, directors, officers, agents, attorneys, predecessors, successors, executors, heirs, administrators, and assigns hereby releases, acquits, and forever discharges Nexity, its employees, directors, officers, agents, attorneys, predecessors, successors and assigns, of and from any and all claims, counterclaims, suits, causes of action, damages, demands, costs, expenses, and compensation of every kind and nature, past, present, and future, known or unknown, that First National now has or may have at any time hereafter on account of or arising from the Loan Documents, all transactions and dealings among First National and Nexity, and any other matter or thing that has occurred before the signing of this Agreement, known or unknown; provided however that the parties agree that the foregoing release shall not be construed to limit Nexity’s interest obligations pursuant to certain subordinated notes held by First National.

11.         The terms of this Agreement are subject to any and all necessary regulatory approval which may include without limitation the approval of the State of Alabama Banking Department, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and/or the Federal Reserve.

12.         Except as expressly modified herein, all terms of the Loan Documents shall be and shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of First National to Nexity.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Upon the satisfaction of each and every term and condition hereof including without limitation the timely payment of the Settlement Amount to Nexity by First National, the Loan shall be satisfied and Nexity shall return the Collateral to First National.  However, in the event that First National does not satisfy each and every of its obligations pursuant to this Agreement (including without limitation obtaining any and all regulatory approvals and full and timely payment of the Settlement Amount), all rights and remedies available to Nexity pursuant to this Agreement, the Loan Documents, applicable law, or otherwise shall remain available to Nexity, and this Agreement shall not constitute a waiver of any rights or remedies available to Nexity pursuant to the Loan Documents or otherwise.

13.         Should a court of competent jurisdiction determine that any provision of this Agreement is not enforceable in the manner set forth in this Agreement, such unenforceable provision shall be enforceable to the maximum extent possible under applicable law, and such provisions shall be reformed to make it enforceable in accordance with the intent of the parties and consistent with the other terms and conditions of this Agreement.  If any provision of this Agreement is held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of the other portions of this Agreement.

14.         This Agreement shall be construed and interpreted in accordance with the laws of the State of Alabama.

15.         Except for the Loan Documents, this Agreement is the entire agreement between the parties concerning the subject matter hereof and supersedes, revokes and terminates any existing oral or written agreements between the parties.

16.         This Agreement cannot be amended, supplemented, or modified, and no provision may be waived, except by a written instrument executed by the party against whom enforcement of any such amendment, supplement, modification, or waiver is sought.

17.         Each of the parties has participated in the drafting of this Agreement.  This Agreement is the product of arm’s length negotiation.  Accordingly, the language of this Agreement shall not be presumptively construed either in favor of or against any party on the grounds that such party drafted this Agreement.

18.         This Agreement shall inure to the benefit of, and shall be binding upon, each of the parties hereto and each of their successors and assigns.

19.         This Agreement is made and entered into for the protection and benefit of the parties hereto and their successors and assigns, and no other person or entity shall be a direct or indirect beneficiary of or have any direct or indirect cause of action, defense or claim in connection with this Agreement or any related agreement.

20.         All corporate action required to be taken by First National and its partners, members, managers, respective officers, directors and stockholders and all actions required to be taken by the principals of First National for the authorization, execution, delivery and performance of this Agreement and any other documents contemplated hereby have been taken.

21.         This Agreement is, and any documents executed pursuant hereto will be, legal, valid, and binding obligations of the party or parties thereto, enforceable against each such party in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium and other laws or equitable principles affecting creditors’ rights generally.

THE UNDERSIGNED EACH WARRANTS TO THE OTHER THAT IT HAS READ THE TERMS OF THIS AGREEMENT, HAS HAD THE ADVICE OF COUNSEL OR THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE READING, UNDERSTANDING AND EXECUTION OF THIS AGREEMENT AND HAS FULL KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT.

[signature pages follow]

In witness whereof, the undersigned has executed this Agreement as of the Effective Date.

NEXITY BANK, an Alabama state banking
corporation

By:	/s/ J. Barry Mason

Print Name:	J. Barry Mason

As its:	Chief Executive Officer

STATE OF ALABAMA		)
)
	COUNTY	)

I, the undersigned, a Notary Public in and for said county in said state, hereby certify that ______________________, whose name as ____________________ of Nexity Bank is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being fully informed of the contents of the above and foregoing instrument, he, with full authority, executed the same voluntarily for and as the act of said corporation on the day the same bears date.

Given under my hand and seal on this the _____ day of _____________, 2009.

Notary Public
My commission expires:

FIRST NATIONAL BANCSHARES, INC., a
South Carolina corporation

By:	/s/ J. Barry Mason

Print Name: J. Barry Mason

As its: Chief Executive Officer

STATE OF		)
)
	COUNTY	)

I, the undersigned, a Notary Public in and for said county in said state, hereby certify that ______________________, whose name as ____________________ of First National Bancshares, Inc. is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being fully informed of the contents of the above and foregoing instrument, he/she, with full authority, executed the same voluntarily for and as the act of said corporation on the day the same bears date.

Given under my hand and seal on this the _____ day of _____________, 2009.

Notary Public
My commission expires: